UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2009

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2009, Gordon A. Ulsh, President and Chief Executive Officer of Exide Technologies (the "Company"), submitted, and the Board of Directors (the "Board") accepted, a second amendment (the "Second Amendment") to Mr. Ulsh's Amended and Restated Employment Agreement (the "Amended Agreement"). The Second Amendment details Mr. Ulsh's voluntary request to reduce his annual rate of base salary payable under the Amended Agreement by 10%, from $950,000 per year to $855,000 per year, for the period starting on September 1, 2009 and ending on February 28, 2010. The Second Amendment does not change any other component of Mr. Ulsh's compensation under the Amended Agreement. The foregoing description is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company's other named executive officers, as well as certain other elected officers, have also voluntarily agreed to reduce by 10% their annual base salaries for the period beginning on September 1, 2009 and ending on February 28, 2010. The named executive officers' new annual base salaries for that period is listed below:

Edward J. O'Leary--Chief Operating Officer: $495,000
Mitchell S. Bregman--President, Industrial Energy Americas: $299,520
Phillip A. Damaska--Executive Vice President and Chief Financial Officer: $315,000
Barbara A. Hatcher--Executive Vice President and General Counsel: $283,500

These agreements regarding annual base salary do not change any other component of compensation for the named executive officers.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Letter dated August 27, 2009, amending the Amended and Restated Employment Agreement of Gordon A. Ulsh

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

August 31, 2009	By:	/s/ Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter dated August 27, 2009, amending the Amended and Restated Employment Agreement of Gordon A. Ulsh